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                                     PC411, INC.











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                                  TABLE OF CONTENTS





ARTICLE 1 - BASIC LEASE PROVISIONS. . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2 - TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 3 - BASIC MONTHLY RENT. . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 4 - TAX RENT. . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE 5 - OPERATING EXPENSE RENT. . . . . . . . . . . . . . . . . . . .    3

ARTICLE 6 - CAPITAL EXPENSE RENT. . . . . . . . . . . . . . . . . . . . .    3

ARTICLE 7 - SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE 8 - USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE 9 - UTILITIES AND SERVICES. . . . . . . . . . . . . . . . . . . .    5

ARTICLE 10 - PARKING LICENSE. . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE 11 - REPAIRS. . . . . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE 12 - ENTRY BY LANDLORD. . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE 13 - ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE 14 - HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . .    6

ARTICLE 15 - INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE 16 - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE 17 - DAMAGE OR DESTRUCTION. . . . . . . . . . . . . . . . . . . .    7

ARTICLE 18 - EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE 19 - INTERRUPTION OF USE. . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 20 - SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 21 - BUILDING PLANNING. . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE 22 - ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . .    9

ARTICLE 23 - HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE 24 - DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . .    10

ARTICLE 25 - REMEDIES, ATTORNEYS' FEES & WAIVER OF JURY TRIAL . . . . . .    10

ARTICLE 26 - NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE 27 - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . .    11

ARTICLE 28 - LEASEHOLD IMPROVEMENTS . . . . . . . . . . . . . . . . . . .    12

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                                      LEASE


          By this Lease dated July 18, 1995, for reference purposes only, Landlord hereby leases to Tenant the Premises, together with the non-exclusive right to use the Common Areas, upon and subject to the following terms, covenants and conditions:

ARTICLE 1 - BASIC LEASE PROVISIONS

     1.1  For purposes of this Lease, certain provisions are defined as follows:

          (a)  Landlord:           Trizec Properties, Inc., a Delaware
                                   corporation.

          (b)  Tenant:             PC411, Inc., a Delaware corporation.

          (c)  Building:           9800 La Cienega Boulevard, Inglewood,
                                   California.

          (d)  Premises:           Suite 411 (as indicated on the location plan
                                   attached hereto as Exhibit "A").

          (e)  Anticipated
               Commencement Date:  September 1, 1995.

          (f)  Termination Date:   The last day of the sixtieth (60th) full
                                   calendar month after the Commencement Date.

          (g)  Permitted Use:      Administrative offices for a firm providing
                                   on-line computer directory assistance, and other general office use.

          (h)  Basic Monthly Rent: Two Thousand Five Hundred Twenty-Nine and
                                   90/100 Dollars ($2,529.90).

          (i)  Initial Security
               Deposit: Two Thousand Five Hundred Twenty-Nine and 90/100 Dollars ($2,529.90).

          (j)  Proportional Share: .86%

          (k)  Base Year:          The calendar year 1995.

          (l)  Procuring Broker:   Westmac Commercial Brokerage Company.

          (m)  Parking Allotment:  Eleven (11) automobiles.

          (n)  Business Hours:     8:00 AM to 6:00 PM, Monday through Friday,
                                   excepting holidays generally recognized in the State of California.

          (o)  Land:               The site upon which the Building, Common
                                   Areas and other related improvements,
                                   facilities, service areas and equipment are located (as legally described in Exhibit "B" attached hereto).

          (p)  Common Areas:       Those interior and exterior portions of the
                                   Building and such other areas, facilities and equipment serving the Building, which are designated by Landlord for the common use and/or benefit of tenants, tenants' employees, customers and invitees, and/or members of the general public (including, without limitation: lobbies; elevators;
                                   stairways; corridors; public washrooms;
                                   parking facilities; exterior landscaped areas and walkways; mechanical, plumbing, electrical, fire/life safety, security, utilities and telephone facilities;
                                   operating, maintenance, service and storage areas).

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ARTICLE 2 - TERM

     2.1 The Term of this Lease shall commence on the Commencement Date, which shall be the earlier of:

          (a) The date upon which Tenant occupies the Premises for the conduct of business; or

          (b)  The later of:

               (i)  The Anticipated Commencement Date; or

               (ii) The date, as reasonably determined by Landlord, upon which the Leasehold Improvements are substantially complete and the Premises are available for the use and occupancy of Tenant (or would have been so available, but for delay caused by Tenant), regardless of Tenant's completion of installation of Tenant's trade fixtures, work stations, furnishings and telephone, communication or computer systems;

and shall terminate on the Termination Date, unless terminated sooner as may be provided elsewhere herein.

     2.2 Landlord shall tender possession of the Premises to Tenant and notify Tenant of the Commencement Date by means of a Notice of Lease Term Commencement Date ("NLT") indicating the basis for the Commencement Date. Within seven (7) days after receipt of the NLT, Tenant shall either confirm the Commencement Date by executing and returning the NLT to Landlord, or notify Landlord in writing of any objection to the Commencement Date, or the Commencement Date specified in the NLT shall be deemed conclusive as between Landlord and Tenant.

ARTICLE 3 - BASIC MONTHLY RENT

     3.1 The first installment of Basic Monthly Rent is due upon Tenant's execution of this Lease. All other installments of Basic Monthly Rent are payable in advance on the first day of each calendar month, together with any monthly installments of estimated Tax Rent, Operating Expense Rent and Capital Expense Rent (collectively "Total Monthly Rent"). If the Commencement Date is not the first day of the calendar month, Total Monthly Rent shall be prorated. All amounts due Landlord relating to this tenancy other than Total Monthly Rent ("Additional Rent"), are due and payable within thirty (30) days after receipt of Landlord's invoice. All amounts due Landlord relating to this tenancy are rent, and subject to all remedies of Landlord for nonpayment of rent. Tenant's obligation to pay all amounts owing under this Lease shall survive Tenant's relinquishment of possession to Landlord, or the expiration or early termination of this Lease.

     3.2 If Total Monthly Rent is not received by Landlord by the fifth (5th) day of the month in which it is due, or Additional Rent is not received by Landlord within thirty (30) days after receipt of Landlord's invoice, then Tenant shall pay Landlord a "Late Charge" of ten percent (10%) of the unpaid amount. Tenant agrees that Tenant's late payment causes Landlord to incur costs which are impracticable or extremely difficult to fix, and that the Late Charge is a fair and reasonable estimate of such costs. Landlord's acceptance of a Late Charge shall not constitute a waiver of Tenant's default or interest pursuant to Article 26.8, or prevent Landlord from exercising any of the other rights and remedies of Landlord under this Lease.

      3.3 All amounts due Landlord shall be paid by Tenant, without deduction or offset, in lawful money of the United States of America at the office of Landlord or to such other person or at such other place as Landlord notifies Tenant. Landlord reserves the right to require that payments be made by certified check when Tenant is in default hereunder.

ARTICLE 4 - TAX RENT

     4.1 "Property Taxes" is all costs and expenses which Landlord incurs for real and personal property taxes, or any other assessments upon Landlord's legal or equitable interest in the Land, Building or Common Areas and all or any related facilities and improvements (including, without limitation, leasehold taxes, any non-progressive tax on or measured with respect to gross receipts), whether imposed by a government authority or agency, or by a special assessment district (including districts established for transportation plans, funds or systems), and any reasonable expenses of Landlord in successfully contesting any of the foregoing; excepting any net income, franchise, capital stock, estate or inheritance taxes. Any item of cost or expense included in Property Taxes shall not be included in either Operating Expenses or Capital Expenses.

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     4.2  Each successive calendar year of the Term after the Base Year
("Comparison Year"), Tenant shall pay to Landlord the Proportional Share of the amount which the aggregate annual Property Taxes for the Comparison Year exceeds the Property Taxes for the Base Year ("Tax Rent"), as follows. As soon as practical after the beginning of a Comparison Year, Landlord shall estimate Tax Rent for the Comparison Year, which Tenant shall pay in equal monthly installments (underpayment of estimates from the beginning of the Comparison Year to be retroactively due). As soon as practical after the end of a Comparison Year, Landlord shall determine the actual Tax Rent for the Comparison Year and either invoice Tenant for any underpayment, or credit any overpayment to Total Monthly Rent next due (or refund the overpayment to Tenant, if this Lease has terminated). If this Lease does not terminate on the last day of the last Comparison Year, Tax Rent shall be prorated.

     4.3 Tenant shall pay any taxes levied upon the personal property or trade fixtures of Tenant. Tenant shall directly and fully reimburse Landlord for any Property Taxes assessed for Alterations made by Tenant which are above-Building standard.

     4.4 NOTWITHSTANDING THE PROVISIONS OF ARTICLE 4, IF ANY INTEREST IN THE BUILDING, COMMON AREAS OR LAND IS SOLD, TRANSFERRED OR CONVEYED PRIOR TO THE TERMINATION DATE, TENANT SHALL NOT BE RESPONSIBLE FOR INCREASES IN TAX RENT CAUSED BY SUCH SALE, TRANSFER OR CONVEYANCE; HOWEVER, IF TENANT HOLDS OVER IN THE PREMISES BEYOND THE TERMINATION DATE, THE AMOUNTS OWED LANDLORD DURING SUCH PERIOD OF HOLDING OVER SHALL BE CALCULATED WITHOUT REGARD TO THE FOREGOING LIMITATION.

ARTICLE 5 - OPERATING EXPENSE RENT

     5.1 "Operating Expenses" is all costs and expenses which Landlord incurs for operating, maintaining, repairing, improving, managing and administering the Land, Building and Common Areas, including, without limitation: the gross wages, fees, benefits and other direct charges of personnel, contractors or consultants rendering services to the Building (prorated to reflect the extent to which such personnel, contractors or consultants perform services which are not related to the Building); costs of utilities and services provided pursuant to Article 9; costs of maintenance performed pursuant to Article 11; parking facility operation, maintenance and management; business licenses or similar licenses or taxes; insurance Landlord provides pursuant to Article 15; the expenses of maintaining a Building management office (including imputed rent); and a management fee of five percent (5%) of gross Building and Common Areas' revenues. Any item of cost or expense included in Operating Expenses shall not be included in either Property Taxes or Capital Expenses.

     5.2 Operating Expenses which vary with the occupancy of the Building shall be calculated as if the Building were one hundred percent (100%) occupied. Any item of operation, maintenance, repair, improvement, management or administration of the Building provided to or supplied from another building owned or operated by Landlord shall be reasonably allocated between such other building and the Building. Operating Expenses shall not be offset for any revenue derived from operation of the Building or Common Areas, however, Operating Expenses shall exclude costs and expenses of: obtaining new tenants (including leasing commissions, attorneys' fees, and improvements to premises); items for which Landlord is directly reimbursed pursuant to tenant leases or insurance policies of tenants or Landlord; depreciation and amortization; special services or benefits provided to other tenants and not Tenant; violations of this Lease by Landlord; violations by other tenants of their leases; overhead and profit paid to subsidiaries or affiliates of Landlord, to the extent same exceeds same if such services were not rendered by a subsidiary or affiliate; principle or interest on debt, or any mortgage; and, ground lease rent (if any).

     5.3 For each Comparison Year, Tenant shall pay to Landlord the Proportional Share of the amount, if any, by which the aggregate annual Operating Expenses for the Comparison Year exceeds the Operating Expenses for the Base Year ("Operating Expense Rent"), as follows. As soon as practical after the beginning of a Comparison Year, Landlord shall estimate Operating Expense Rent for the Comparison Year, which Tenant shall pay in equal monthly installments (underpayment of estimates from the beginning of the Comparison Year to be retroactively due). As soon as practical after the end of a Comparison Year, Landlord shall determine the actual Operating Expense Rent for the Comparison Year and either invoice Tenant for any underpayment, or credit any overpayment to Total Monthly Rent next due (or refund the overpayment to Tenant, if this Lease has terminated). If this Lease does not terminate on the last day of the Comparison Year, Operating Expense Rent shall be prorated.

ARTICLE 6 - CAPITAL EXPENSE RENT

     6.1 "Capital Expenses" is defined as all costs and expenses Landlord incurs (without offset for any revenue derived from any source whatsoever) for making or installing capital improvements, modifications or additions to the Land, Building or Common Areas, which are either:

          (a) Required by directive of a government, quasi-government or regulatory agency or authority pursuant to either a law or statute (or interpretation of same) newly enacted or promulgated after the execution of this Lease; or

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          (b)  Made after the execution of this Lease with the intent of reducing Operating Expenses.

Any item of cost or expense included in Capital Expenses shall not be included in either Property Taxes or Operating Expenses.


     6.2 For each calendar year during the Term, Tenant shall pay to Landlord the Proportional Share of any Capital Expenses which Landlord amortizes (with interest pursuant to Article 27.8) in such calendar year ("Capital Expense Rent"), as follows. As soon as practical after the beginning of a calendar year (or the Term, if applicable), Landlord shall estimate Capital Expense Rent for the calendar year, which Tenant shall pay in equal monthly installments (underpayment of estimates from the beginning of the calendar year to be retroactively due). As soon as practical after the end of a calendar year, Landlord shall determine the actual Capital Expense Rent for the calendar year and either invoice Tenant for any underpayment, or credit any overpayment to Total Monthly Rent next due (or refund the overpayment to Tenant, if this Lease has terminated). If this Lease does not terminate on the last day of the calendar year, Capital Expense Rent shall be prorated.

     6.3 IN DETERMINING WHETHER TO INSTALL OR INVEST IN CAPITAL EXPENSE DEFINED UNDER ARTICLE 6.1(b), LANDLORD SHALL PREPARE A PROJECTION OF THE EXPECTED SAVINGS IN OPERATING EXPENSES WHICH LANDLORD REASONABLY EXPECTS TO RESULT, UTILIZING REASONABLE CONSERVATIVE ASSUMPTIONS IN ACCORDANCE WITH SOUND MANAGEMENT AND ACCOUNTING PRACTICES (INCLUDING REASONABLE CONTINGENCIES FOR COST OVERRUNS AND FOR SHORTFALLS IN EXPECTED SAVINGS) NET OF ANY CAPITAL EXPENSES AND OPERATING EXPENSES TO BE INCURRED IN THE INSTALLATION, OPERATION AND/OR MAINTENANCE OF THE PROPOSED COST-SAVING DEVICE. IN EACH SUCH EVENT, THE AMOUNT INCLUDED AS A CAPITAL EXPENSE SHALL NOT EXCEED THE SAVINGS IN OPERATING EXPENSES REASONABLY PROJECTED TO RESULT THEREFROM IN ACCORDANCE WITH THIS ARTICLE.

ARTICLE 7 - SECURITY DEPOSIT

     7.1 The Initial Security Deposit is due upon Tenant's execution of this Lease. During the Term, Tenant shall deposit additional amounts with Landlord so that the total amount held by Landlord ("Security Deposit") is equal to Tenant's then current Total Monthly Rent. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept or performed by Tenant. Landlord shall not be required to segregate the Security Deposit from its general funds or pay Tenant any interest thereon. The Security Deposit shall not be used by Tenant for payment of last month's rent. Landlord may use, apply or retain all or any part of the Security Deposit for the payment of rent or any other sum in default, or to compensate Landlord for any loss or damage which Landlord has suffered or may suffer due to Tenant's default of this Lease. If Tenant fully and faithfully performs every provision of this Lease to be performed by Tenant, then Landlord shall return to Tenant any Security Deposit which has not been so used, applied or retained within sixty (60) days of the termination of this Lease; however, Landlord may retain such Security Deposit as reasonably necessary to secure any remaining obligations of Tenant under Articles 4, 5 and 6, which Tenant acknowledges cannot be fully ascertained until as soon as practical after the end of the Comparison Year (or calendar year). Tenant waives application of the provisions of California Civil Code section 1950.7 to the extent contrary to the foregoing.

ARTICLE 8 - USE

     8.1 Tenant shall use the Premises solely for the Permitted Use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Building, Common Areas or Premises in a manner which: is a violation of any law or certificate of occupancy; is a nuisance; obstructs, injures or interferes with the rights of other tenants or occupants of the Building; invalidates or increases the cost of any insurance policy described in Article 15; or violates rules, orders, regulations and requirements of any insurance fire rating bureau. The Premises shall not be used for any lodging, sleeping or unlawful purpose. Tenant shall, at Tenant's sole cost and expense, comply with all directives, orders and regulations of any government authority which concern Tenant's particular use, design, specification or construction of the Premises (as compared to compliance generally required throughout the Building, in which case recovery of costs may be subject to Article 6).

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ARTICLE 9 - UTILITIES AND SERVICES

     9.1 Landlord shall provide Tenant with the following (collectively "Services"): twenty-four (24) hour access to and use of the Premises and Common Areas reasonably necessary for use of the Premises; reasonable quantities of electric current for receptacles; automated elevator service; standard fluorescent lighting; heat, ventilation, and air conditioning for the comfortable use and occupation of the Premises during Business Hours; reasonable access to and use of intra-Building telephone network cabling; and janitorial and security services to the extent and during such times as are determined by Landlord. Notwithstanding the foregoing, Landlord may change the Services, provided such changes are reasonable and nondiscriminatory, or are made to comply with any government restriction, requirement or standard. Landlord may REASONABLY AND PRUDENTLY restrict Services as Landlord deems reasonable during any invasion, mob, riot, public excitement or other similar circumstance.

     9.2 Tenant shall pay Landlord's reasonable charge for any Services not required to be provided to the Premises. Modifications to Services or Leasehold Improvements (including metering) required due to concentration of personnel or office equipment, or the use of office equipment that generates unusual heat or consumes unusual amounts of electricity shall be made at Tenant's sole cost and expense.

ARTICLE 10 - PARKING LICENSE

     10.1 Landlord grants Tenant a revocable license to park, in common with other tenants, up to Tenant's Parking Allotment of automobiles in the parking facilities of the Building at Landlord's scheduled parking rates. Tenant shall observe all rules and regulations for use of the parking facilities and otherwise use the parking facility in a safe and lawful manner. No estate is conveyed to Tenant and no bailment is created hereunder. Landlord is not responsible for theft, loss or damage to automobiles or other personal property in connection with Tenant's use of the parking facility. Landlord may revoke this license with respect to any individual using the parking facility through Tenant that violates the terms of this Article. Tenant's license shall otherwise expire upon the termination of this Lease.

ARTICLE 11 - REPAIRS

     11.1 Tenant shall, at Tenant's sole cost and expense, keep in good condition and repair the non-structural portions of the Premises (including, without limitation, interior partitions and glass panels, carpeting, wall coverings and kitchen facilities) and any mechanical, intra-Building telephone network cabling, fire/life safety, electrical or HVAC systems ("Building Systems") which are above-Building standard and installed to exclusively serve the Premises. All work related to (including connections with) Building Systems shall be performed by Landlord's approved subcontractors. Upon termination of this Lease, Tenant shall relinquish possession of the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, free of all trash and rubbish, and in broom clean condition.

     11.2 Landlord shall repair and maintain the Common Areas, structural portions of the Building, and Building Systems generally serving the Building. Provided Landlord uses commercially reasonable efforts to minimize interference with Tenant's use of the Premises, Landlord may install, repair and maintain plumbing, electrical, HVAC and other mechanical systems above the ceiling, below the floor, within the walls and central core, and temporarily restrict access to the Building, Common Areas and Premises to do so. Tenant waives any right to make repairs at Landlord's expense pursuant to California Civil Code section 1942 or any similar law, statute or ordinance.


ARTICLE 12 - ENTRY BY LANDLORD

     12.1 With reasonable prior notice, Landlord shall have the right to inspect, show, repair, maintain or improve the Premises. No prior notice shall be required in an Emergency (which is any circumstance which threatens or endangers the Building, or health or property of Landlord or any occupant, or may result in a liability or loss to Landlord) for Landlord to supply regular Services or to post legal notices. Landlord shall have keys to all doors in the Premises, and Tenant shall not change locks on any doors without Landlord's prior written consent.

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ARTICLE 13 - ALTERATIONS

     13.1 "Alterations" is defined as any alteration, addition, decoration or improvement to the Premises made by Tenant (excepting Leasehold Improvements and hanging of artwork). Landlord's prior written consent is required for all Alterations. Tenant shall give Landlord ten (10) days' prior written notice of all proposed Alterations and provide Landlord with any working drawings or specifications, estimated costs, the identity of the qualified, licensed contractor proposed to perform the work, and said contractor's certificates of insurance (including reasonable amounts of liability/property damage, product liability and Workers Compensation insurance). Landlord shall, within said ten
(10) day period, notify Tenant if Tenant will be required to either: remove the proposed Alterations at the end of the Term and restore the Premises; obtain the consent of any lender or ground lessor; provide Landlord evidence of all required permits; obtain a lien and completion bond; name Landlord as an additional insured; use another contractor reasonably acceptable to Landlord (Tenant to use Landlord's designated contractors for work relating to Building Systems); perform the Alterations at particular times, in a particular manner or under Landlord's supervision; or provide additional information regarding same. All Alterations shall comply with all laws, rules and/or directives of any government or regulatory agency or authority. Tenant shall keep the Land, Building and Premises free from any liens resulting from work performed, materials furnished or obligations incurred by, or on behalf of Tenant.

     13.2 Landlord may require Tenant to immediately remove any Alterations not made in accordance with this Article, and restore the Premises. Unless Landlord requires Tenant to do so in accordance with Article 13.1, Tenant shall not be required to remove Alterations at the end of the Term. All permanent improvements to the Premises, excepting Alterations Landlord requires Tenant to remove at the end of the Term and trade fixtures, shall become the property of Landlord upon the termination of this Lease and shall be relinquished with the Premises. Tenant shall reimburse Landlord for all reasonable costs and expenses of reviewing and/or supervising Alterations (including, without limitation, review of plans or work by Landlord's architect, engineer or other consultant) or removing Alterations on behalf of Tenant (if Tenant is required to so remove the Alterations, and fails to do so), plus pay a supervision fee to Landlord in the amount of ten percent (10%) of the cost of such work.

ARTICLE 14 - HAZARDOUS MATERIALS

     14.1 "Hazardous Materials" is defined as any substance, material, emission, discharge or waste defined as "hazardous", "toxic", or a "pollutant" or "contaminant" under any local, state or federal government law, statute, code, order or regulation for the protection of health, safety or the environment. Landlord and Tenant shall comply with all laws concerning Hazardous Materials and handling, storage and disposal thereof. Tenant shall neither create, bring into nor store in the Building, Common Areas or Premises any Hazardous Materials.

ARTICLE 15 - INSURANCE

     15.1 Landlord shall, throughout the Term, provide, maintain and keep in force: (a) commercial general liability insurance; (b) all risk insurance or fire insurance (with standard extended coverage endorsement perils, leakage from fire protection devices and water damage) covering the Building and all fixed improvements therein, the Leasehold Improvements and Building standard Alterations (excepting those items Tenant is required to insure pursuant to Article 15.2, subparagraphs [b] through [d]); (c) insurance for loss of rental income or insurable gross profits in such amounts as Landlord prudently elects to maintain; and (d) such other insurance (including boiler and machinery insurance) as Landlord prudently elects to maintain. Insurance under subparagraphs (a), (c) and (d) shall be in such amounts, with such deductibles and exclusions and/or such other terms and conditions as Landlord prudently determines to be commercially reasonable and sufficient.

     15.2 Tenant shall, during the Term, provide, maintain and keep in force:
(a) commercial general liability insurance with respect to Tenant's use and occupancy of the Premises, Common Areas and Building, and the business carried on by Tenant therein, with limits of not less than ONE MILLION DOLLARS ($1,000,000.00) for any one accident or occurrence, with Landlord named as an additional insured; (b) all risk or fire insurance (with standard extended coverage endorsement perils, theft, vandalism, explosion, falling plaster, steam, gas, electricity, water, rain, elements of nature, water damage or dampness, and leakage from any part of the Building or Land, including fire protection devices, pipes, appliances and other plumbing) covering the full replacement cost of Tenant's trade fixtures, furnishings, equipment, inventory, stock-in-trade, personal property and above-Building standard Alterations; (c) insurance for loss of income or insurable gross profits in such amounts as Tenant prudently determines is commercially reasonable and sufficient; and (d) workers' compensation insurance.

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     15.3 With regards to insurance coverage required pursuant to Article
15.1(b), (c) and (d), and Article 15.2(b) and (c): each such policy of Landlord or Tenant shall include a clause or endorsement whereby the insurer waives its right of subrogation against the other party; and, Landlord and Tenant waive any rights of recovery against each other for injury or loss due to hazards required to be covered by such insurance. During the Term, Tenant shall provide Landlord with certificates or other proof necessary to verify that all required insurance, clauses and endorsements have been obtained and are in full force and effect. Each of Tenant's policies shall contain an undertaking by the insurer to advise Landlord prior to any material change, reduction or cancellation thereof.

ARTICLE 16 - INDEMNIFICATION

     16.1 Subject to the waivers of subrogation and liability set forth in
Article 15.3, Tenant shall indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from: the negligence or willful misconduct of Tenant, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Tenant would normally be expected to exercise control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; any claim that may be asserted against Landlord by any person or entity other than Procuring Broker who claims a right to compensation for brokerage services in regards to Tenant; HAZARDOUS MATERIALS BROUGHT ONTO THE LAND, BUILDING, COMMON AREAS OR PREMISES BY TENANT; or Tenant's breach or non-performance of any provision of this Lease. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from the Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

     16.2 Subject to the waivers of subrogation and liability set forth in
Article 15.3, Landlord shall indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys' fees, whether for personal injury, theft, property damage or otherwise, due to or arising from: the negligence or willful misconduct of Landlord, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Landlord would normally be expected to exercise control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; HAZARDOUS MATERIALS EITHER EXISTING IN OR ABOUT, OR BROUGHT ONTO BY LANDLORD, THE LAND, BUILDING, COMMON AREAS OR PREMISES (EXCEPTING THOSE HAZARDOUS MATERIALS BROUGHT ONTO THE LAND, BUILDING, COMMON AREAS OR PREMISES BY TENANT); or Landlord's breach or non-performance of any provision of this Lease. If any action or proceeding is brought against Tenant by reason of any such claim, then Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

ARTICLE 17 - DAMAGE OR DESTRUCTION

     17.1 If any portion of the Land, Building, Common Areas or Premises reasonably necessary for Tenant's access, use or occupancy of the Premises is damaged or destroyed by any cause (the "Damage Event"), then within thirty (30) days after the Damage Event, Landlord shall reasonably estimate how long repairs will take and notify Tenant of same. If in Landlord's reasonable opinion repairs can be completed within one hundred twenty (120) days after the Damage Event and the Damage Event occurred prior to the last year of the Term, Landlord shall repair same during which time this Lease shall remain in full force and effect (subject to Article 19). If in Landlord's reasonable opinion repairs cannot be completed within one hundred twenty (120) days after the Damage Event, the Damage Event occurred during the last year of the Term, or the Damage Event is not insured, Landlord may either repair same during which time this Lease shall remain in full force and effect (subject to Article 19) or terminate this Lease upon at least thirty (30) days' prior written notice to Tenant (subject to Article 19). Landlord's obligation to repair the Premises shall only extend those items required to be insured by Landlord pursuant to Article 15.1(b), unless Tenant assigns to Landlord the proceeds of any insurance required pursuant to Article 15.2(b) with respect to above-Building standard Alterations and pays to Landlord any deductible under such policy. Tenant hereby waives application of California Civil Code sections 1932(2) and 1933(4).

ARTICLE 18 - EMINENT DOMAIN

     18.1 If all or any portion of the Land, Building, Common Areas or Premises is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold in lieu of such taking ("Taking"), then if the Taking substantially interferes with Tenant's use and occupancy of the Premises, this Lease shall terminate on the date of Taking. If the Taking does not substantially interfere with Tenant's use and occupancy of the Premises, Landlord may either terminate this Lease or, after the Taking, restore the Premises to substantially the same condition prior thereto. Tenant shall not assert any claim for any interest in this Lease; however, Tenant shall be entitled to bring a separate action for relocation expenses, and damages to Tenant's personal property, trade fixtures and goodwill. Tenant hereby waives application of California Code of Civil Procedure section 1265.130.

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ARTICLE 19 - INTERRUPTION OF USE

     19.1 If a Damage Event (under Article 17), Taking (under Article 18), failure of Landlord to provide Services (under Article 9), failure of Landlord to repair or maintain the Building or Common Areas (under Article 11), or failure of Landlord to comply with Article 14 (collectively "Interruption") substantially adversely affects Tenant's use or prevents reasonable access to the Premises for a period greater than THREE (3) CONSECUTIVE BUSINESS DAYS, then Tenant's Total Monthly Rent shall be abated to the extent that the Premises is rendered unusable for the conduct of Tenant's business therein, for the period of time so rendered unusable, unless the Premises has been rendered unusable due to Tenant's failure to comply with this Lease. If the Interruption is reasonably estimated by Landlord to exceed one hundred eighty (180) days, then Tenant may, within thirty (30) days after the Interruption, elect to terminate the Lease upon thirty (30) days' prior written notice. Notwithstanding the foregoing, this Lease shall not be terminated if Landlord takes action within said thirty (30) days' notice period which will result in the restoration of Tenant's reasonable access to, and use of the Premises within said one hundred eighty (180) days' period.

ARTICLE 20 - SUBORDINATION

     20.1 Without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination, this Lease shall at all times be subject and subordinate to any liens of any mortgages or deeds of trust, or ground or underlying leases which now exist or may hereafter be executed or placed effecting the Land and/or Building, or upon Landlord's interest or estate therein. If any ground lease or underlying lease is terminated for any reason, any mortgage, deed of trust or lien is foreclosed, or the Land or Building is conveyed in lieu of foreclosure, then Tenant shall attorn to and become the tenant of Landlord's successor in interest and Tenant's right to possession of the Premises shall not be disturbed, provided Tenant is not in default and continues to perform and observe all of the terms, conditions and covenants of this Lease. Tenant shall execute and deliver any instrument which may be required by any such ground lessor, lender, mortgagee, lienholder or encumbrancer evidencing such subordination within ten (10) days after receipt of Landlord's written request.

     20.2 Tenant shall, within ten (10) days after receipt of Landlord's written request, execute, acknowledge and deliver to Landlord a statement in writing setting forth that this Lease is unmodified (or, if modified, the nature of such modification) and is in full force and effect, the extent to which rental or other charges have been prepaid, and that Landlord, to Tenant's knowledge, has not failed to cure any default of Landlord of this Lease (or specifying such uncured defaults, if any are claimed). Tenant acknowledges that such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the Land, Building or Premises.

ARTICLE 21 - BUILDING PLANNING

     21.1 LANDLORD SHALL HAVE THE RIGHT TO RELOCATE TENANT TO OTHER PREMISES IN THE BUILDING, OF AN AREA NOT LESS THAN TWO THOUSAND EIGHT HUNDRED RENTABLE SQUARE FEET, SUBJECT TO COMPARABLE CONFIGURATION, AND CONTAINING AT LEAST EIGHTY PERCENT (80%) OF THE EXTERIOR WINDOW AREA OF THE PREMISES (THE "RELOCATION PREMISES") UPON NINETY (90) DAYS' PRIOR WRITTEN NOTICE. NOTWITHSTANDING THE FOREGOING, TENANT MAY WITHIN THIRTY (30) DAYS AFTER RECEIPT OF SUCH RELOCATION NOTICE TERMINATE THIS LEASE, SUCH TERMINATION TO BE EFFECTIVE ON A DATE SPECIFIED BY TENANT NOT LATER THAN THE END OF SAID NINETY (90) DAY NOTICE PERIOD. IF TENANT DOES NOT EXERCISE TENANT'S RIGHT TO TERMINATE THE LEASE, THEN IN CONNECTION WITH TENANT'S RELOCATION:

     (a) LANDLORD SHALL CONSTRUCT, AT LANDLORD'S SOLE COST AND EXPENSE, PERMANENT IMPROVEMENTS IN THE RELOCATED PREMISES OF A COMPARABLE QUALITY AND CONFIGURATION AS THOSE THEN EXISTING IN THE PREMISES, INCLUDING, WITHOUT LIMITATION, ANY ABOVE-STANDARD IMPROVEMENTS, DEDICATED CIRCUITS, WALL COVERINGS, DOOR SIGNS, DIRECTORY SIGNS, SUPPLEMENTAL AIR CONDITIONING UNITS, BUILT-IN CABINETRY, AND COMMUNICATIONS AND COMPUTER CABLING THEN EXISTING IN THE PREMISES. TENANT SHALL COOPERATE AND PARTICIPATE IN DETERMINING THE CONFIGURATION, TYPE AND FINISH OF SAID IMPROVEMENTS IN ORDER THAT THE IMPROVEMENTS MAY BE COMPLETED AND TENANT MAY TAKE POSSESSION OF THE RELOCATED PREMISES AT THE END OF SAID NINETY (90) DAY PERIOD, OR AS SOON THEREAFTER AS POSSIBLE.

     (b) LANDLORD SHALL PAY THE REASONABLE DIRECT COSTS OF MOVING AND REINSTALLING TENANT'S FURNISHINGS, SUPPLIES, INVENTORY, OFFICE EQUIPMENT, RAISED FLOORING, COMPUTER EQUIPMENT, DATABASE SERVERS, STORAGE SYSTEMS, TELEPHONE SYSTEMS, POWER SUPPLY SYSTEMS, SUPPORTING COMMUNICATION SERVERS AND MODEMS, AND ALL RELATED EQUIPMENT AND OTHER TRADE FIXTURES TO THE RELOCATED PREMISES. LANDLORD SHALL USE LANDLORD'S BEST COMMERCIALLY REASONABLE EFFORTS TO PERFORM SUCH RELOCATION IN A MANNER WHICH WILL MINIMIZE INTERRUPTION OF TENANT'S BUSINESS; HOWEVER, UNDER NO CIRCUMSTANCE WILL LANDLORD BE REQUIRED TO PURCHASE ANY EQUIPMENT OR SYSTEMS TO DUPLICATE THOSE EXISTING IN THE PREMISES TO PREVENT ANY SUCH INTERRUPTION.


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     (c)  LANDLORD SHALL PAY FOR THE REASONABLE COST OF REPRINTING TENANT'S
          STATIONERY OR OTHER BUSINESS MATERIALS WHICH DISPLAY THE ADDRESS OF THE PREMISES (NOT TO EXCEED TENANT'S THEN EXISTING INVENTORY OF THE
          SAME).

     21.2 IF THE USABLE AREA OF THE RELOCATED PREMISES IS LESS THAN THE USABLE AREA OF THE PREMISES, THEN TENANT'S TOTAL MONTHLY RENT AND PROPORTIONAL SHARE SHALL BE REDUCED ACCORDINGLY. UNDER NO CIRCUMSTANCES WILL TENANT'S TOTAL MONTHLY RENT FOR THE RELOCATION PREMISES EXCEED THAT WHICH WOULD HAVE BEEN PAYABLE IN THE PREMISES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, OR EXCEPT AS MAY BE CAUSED BY LANDLORD'S NEGLIGENCE OR WILLFUL MISCONDUCT, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY COSTS, EXPENSE OR DAMAGE WHICH MAY ARISE FROM LANDLORD'S RELOCATION OF TENANT (INCLUDING, WITHOUT LIMITATION, COSTS RELATED TO TIME SPENT BY TENANT OR TENANT'S AGENT IN COOPERATING IN THE DESIGN AND CONSTRUCTION OF IMPROVEMENTS, LOSS OF PRODUCTIVITY, BUSINESS OR INCOME, OR ANY TASK, COST OR EXPENSE VOLUNTARILY UNDERTAKEN BY TENANT WITHOUT LANDLORD'S PRIOR WRITTEN AGREEMENT TO REIMBURSE TENANT.

     21.3 LANDLORD REPRESENTS THAT AT THE TIME OF MAKING THIS LEASE, LANDLORD HAS NO PRESENT INTENT TO RELOCATE TENANT, AND LANDLORD IS NOT NEGOTIATING WITH ANY EXISTING TENANT OF THE BUILDING TO LEASE THE PREMISES.

ARTICLE 22 - ASSIGNMENT AND SUBLETTING

     22.1 Tenant shall not Assign this Lease without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. "Assign" or "Assignment" is defined to include: an assignment of the Lease; a sublease of all or any part of the Premises; any permitted occupancy or conduct of business in any or all of the Premises by anyone other than Tenant; Tenant's pledging, sale, transfer, hypothecation or encumbrance of the Lease; Tenant's change in business status or organization; Tenant's dissolution, merger, consolidation or other reorganization; Tenant's sale or other transfer of a controlling share of the voting capital stock of Tenant; and, the sale of fifty-one percent (51%) or more of the interests of Tenant. "Assignee" is defined to include: an assignee; subtenant; or any other person or entity which may claim a right to possession of the Premises by or through Tenant.

     22.2 Tenant shall give Landlord thirty (30) days' prior written notice of any proposed Assignment, including the proposed Assignee's name and address, the proposed terms, the proposed use, the proposed Assignee's financial statements, bank and credit references, and such additional information as Landlord may reasonably require. Within said thirty (30) days, Landlord shall notify Tenant of Landlord's approval or disapproval of the proposed Assignment. Landlord shall also have the right to terminate this Lease either in its entirety or with respect to only that portion of the Premises which Tenant has proposed to Assign (the "Proposed Portion"). If Landlord elects to terminate the Proposed Portion, then Tenant's Total Monthly Rent and Proportional Share shall be reduced accordingly as of the proposed date of the Assignment. Landlord shall make such permanent improvements as may be reasonably necessary to demise the Proposed Portion from the remaining Premises. Tenant shall not be entitled to any portion of the profit which Landlord may realize as a result of any such termination and reletting of the Proposed Portion or the Premises.

     22.3 Tenant may retain all rents and other consideration from any permitted Assignment; however, Tenant or any subsequent assignor or sublessor shall not be released from any liability under this Lease as the result of any Assignment. Tenant shall cause Assignee to execute an agreement with Landlord upon a form furnished by Landlord binding Assignee to all the non-monetary terms of this Lease (excepting rights to extend this Lease or expand the Premises, unless so granted by Tenant), and as security for Tenant's obligations under this Lease, Tenant assigns to Landlord the right to collect all rent resulting from any Assignment in the event of Tenant's default and apply such rent to the satisfaction of Tenant's obligations under this Lease. Tenant shall pay a reasonable processing fee to Landlord for each Assignment, not to exceed Five Hundred Dollars ($500.00).

ARTICLE 23 - HOLDING OVER

     23.1 Tenant's failure to restore possession of the Premises to Landlord at the end of the Term will cause damage to Landlord which is impracticable or extremely difficult to ascertain. If Tenant holds over after the Term without the prior written consent of Landlord (which Landlord may withhold in its sole discretion, without regard to Article 27.1), then Tenant shall be a tenant-at-sufferance. Tenant shall perform each and every term, condition and covenant of this Lease during any such holding over except that: Tenant shall not be entitled to any parking discounts or special modes of parking during such holding over; and, in lieu of Total Monthly Rent or Additional Rent due under the Lease, for each month or portion thereof which Tenant holds over Tenant shall pay Landlord liquidated damages of ONE HUNDRED FIFTY PERCENT (150%) of the Total Monthly Rent payable by Tenant to Landlord in the last full month of the Term. Nothing herein shall prevent Landlord from exercising any other rights under this Lease or the law to regain possession of the Premises. Acceptance of any payment from Tenant after expiration of this Lease shall not constitute a renewal or extension thereof.

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ARTICLE 24 - DEFAULTS

     24.1 Tenant shall be in default of this Lease if Tenant fails to pay, within three (3) business days after receipt of written notice from Landlord, any Basic Monthly Rent or Additional Rent, or fails to cure, within thirty (30) days after receipt of notice from Landlord, Tenant's failure to observe any other term of this Lease (however, Tenant shall cure in such shorter time as reasonably necessary due to an Emergency, and if more than thirty [30] days are reasonably required to cure, then no default will have occurred if Tenant commences to cure within the thirty [30] day period and diligently prosecutes same to completion). Landlord may give Tenant a single notice of default inclusive of the requirements of California Code of Civil Procedure section 1161, et seq.

     24.2 Landlord shall not be in default or liable to Tenant under this Lease for any failure to observe any term of this Lease, unless Tenant notifies Landlord of such default and Landlord fails to cure same within thirty (30) days after receipt Tenant's notice (however, Landlord shall cure in such shorter time as reasonably necessary due to an Emergency, and if more than thirty [30] days are reasonably required to cure, then no default will have occurred if Landlord commences to cure within the thirty [30] day period and diligently prosecutes same to completion).

ARTICLE 25 - REMEDIES, ATTORNEYS' FEES & WAIVER OF JURY TRIAL

     25.1 If Tenant defaults under this Lease, Landlord may avail itself of any remedy available under law in Landlord's sole discretion (without obligation under Article 27.1). No remedy or election hereunder shall be deemed exclusive and, wherever possible, each remedy shall be cumulative with all other remedies. If Tenant abandons the Premises, or Tenant's right to possession is terminated by the Landlord because of a default, and Landlord proceeds under California Civil Code section 1951.2, this Lease shall terminate, and Landlord shall be entitled to recover from Tenant: the worth at the time of award of the unpaid rent which had been earned at time of termination; the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and any other amount necessary to compensate Landlord for damage caused by Tenant's failure to observe this Lease (or which, in the ordinary course of things would be likely to result therefrom, including, without limitation, any costs of obtaining mitigating rental income, such as excused rent, brokerage commissions, Tenant improvements, parking concessions, lease takeovers, cash payments, advertising, moving costs or any other cost or Tenant concession related to the re-leasing of the Premises upon the default of Tenant). The "worth at the time of award" shall be computed by allowing interest at ten percent (10%) per annum on amounts due prior to award, and discounting amounts due after award at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

     25.2 If either Landlord or Tenant brings suit to interpret or enforce any provision of this Lease or any rights of either party hereto, then the prevailing party shall recover from the other party all costs and expenses, including reasonable attorneys' fees. Notwithstanding the provisions of California Civil Code section 1717, the term "prevailing party" as used herein shall include, without limitation, both a party as to whom a lawsuit is dismissed (with or without prejudice) without the written consent of that party and, if the lawsuit is one for declaratory relief, that party whose contentions are substantially upheld as to the interpretations of this Lease.

     25.3 Landlord and Tenant each hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant, or Tenant against Landlord, as to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any law, statue, or regulation, emergency or otherwise, now or hereafter in effect. Notwithstanding the foregoing, Landlord and Tenant agree that this waiver shall not be effective where the legal effect of such waiver would be to invalidate in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded thereunder.

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ARTICLE 26 - NOTICE

     26.1 Notice shall be given to Tenant at the Premises. Notice shall be given to Landlord at 15760 Ventura Boulevard, Suite 500, Encino, California 91436-3095. Either party may, by written notice to the other, specify a different address for notice purposes. Any requirement under this Lease to give "notice" or "notify" shall require a writing, delivery thereof evidenced by signed receipt (whether personally delivered, or sent by certified mail or a nationally recognized overnight courier service). Notice given by facsimile transmission shall not be valid unless the party to whom the transmission is addressed acknowledges timely receipt of the transmission in writing. If either party refuses to sign a receipt acknowledging delivery, notice may be given by first-class mail and shall be deemed effective two (2) business days after mailing. Notice from or to any single person or entity executing this Lease as Tenant shall be deemed effective as to all persons or entities executing this Lease as Tenant.

ARTICLE 27 - GENERAL PROVISIONS

     27.1 REASONABLENESS. Except as provided to the contrary herein, if Landlord's or Tenant's discretion or consent is required, such discretion will be reasonably exercised and such consent will not be unreasonably withheld, conditioned or delayed.

     27.2 RULES AND REGULATIONS. Tenant shall observe with the Rules and Regulations attached hereto as Exhibit "C", and all reasonable and nondiscriminatory modifications thereto.

     27.3 CONFLICT OF LAWS; VENUE. This Lease shall be governed by and construed under the laws of the State of California. Any lawsuit brought by Tenant against Landlord shall be filed in a court of competent jurisdiction in the County of Los Angeles.

     27.4 JOINT AND SEVERAL LIABILITY. If more than one person or entity executes this Lease as Tenant: each shall be jointly and severally liable for all obligations of Tenant hereunder; any act or signature by one shall be binding upon all persons or entities constituting Tenant; and, any refund or payment to one shall be effective as to all persons or entities constituting Tenant.

     27.5 SUCCESSORS AND ASSIGNS. Except as provided to the contrary herein, each covenant, condition and provision of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permissible assigns.

     27.6 DEFINITION OF LANDLORD. "Landlord" is defined as and is limited to only the owner at the time in question of the Building (whether pursuant to a fee interest or leasehold interest under a ground lease of the Land). If Landlord transfers, assigns or conveys its interest, Landlord shall be automatically freed and relieved of all liability with respect to the performance of any covenants or obligations in this Lease to be performed from and after the date of such transfer, assignment or conveyance (including return of Security Deposit, provided Landlord transfers all Security Deposit which has not been used, applied or retained prior to such conveyance to Landlord's successor in interest).

     27.7 WAIVER; TIME OF THE ESSENCE. A party's waiver of any breach of this Lease shall not be deemed a waiver of any other breach. No custom or practice which develops between the parties shall be deemed a waiver of either party's right to require strict performance hereunder. Time is of the essence.

     27.8 INTEREST. Wheresoever interest is required under this Lease, and in lieu of the legal rate to be used in the computation of any interest owed Landlord in any judgment or award of the court, interest shall be charged at the rate of ten percent (10%) per annum.

     27.9 ENTIRE AGREEMENT; SEVERABILITY. Except as expressly set forth herein, neither Landlord nor its employees, agents or contractors have made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant's business. This Lease contains the entire agreement of the parties hereto with respect to the tenancy created hereunder and no prior agreement or understanding (whether oral or written, expressed or implied) pertaining to same shall be effective, and this agreement shall be deemed integrated. This Lease may only be modified, amended or added to by an agreement in writing executed by the parties hereto. The use of boldface, italics or underlining are for convenience only, and shall have no effect upon the construction or interpretation of this Lease. If any part of this Lease is declared invalid, void or illegal, the remaining portions of this Lease shall not be impaired or invalidated, and this Lease shall otherwise remain in full force and effect.

     27.10 BUILDING NAME; ADVERTISING. Landlord shall have the right to change the name or street address of the Building upon reasonable prior notice to Tenant. All advertisements or other public solicitations concerning the Premises shall require Landlord's prior written approval.

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     27.11     QUIET POSSESSION.  Except as provided to the contrary herein, upon paying the rents reserved hereunder and otherwise observing this Lease, Tenant shall have quiet possession of the Premises for the Term.

     27.12 EXAMINATION AND DELIVERY OF LEASE. Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option to Lease, and shall not be effective as a Lease or binding legal instrument unless and until execution and delivery by all parties hereto.

     27.13 CONFIDENTIALITY. Tenant agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto without the prior written consent of Landlord. Tenant shall not record this Lease or a short form memorandum thereof.

ARTICLE 28 - LEASEHOLD IMPROVEMENTS

     28.1 Tenant shall acquire the Premises in its "as is" condition, and Landlord shall not be required to make any improvements to the Premises, except that Landlord shall construct permanent improvements in the Premises in accordance with the space plans attached hereto as Exhibit "A-1" ("Leasehold Improvements"). Landlord shall engage TriTech Asset Services Group, Inc. ("TriTech") to construct said Leasehold Improvements for a cost not to exceed Thirty Thousand Two Hundred Seven and 23/100 Dollars ($30,207.23) for the work
specified in Exhibit "A-1" (the "Work Cost").   Tenant shall deposit the Work
Cost with Landlord, and Landlord shall disburse the Work Cost to TriTech upon Landlord and Tenant's approval of the work. Any balance of the Work Cost deposited with Landlord which is not used by Tenant or subject to a claim by TriTech shall be returned to Tenant upon the completion of TriTech's work in the Premises. If Tenant requests any change to the scope of the Leasehold Improvements which causes the cost of the Leasehold Improvements to exceed the Work Cost, then Tenant shall deposit such additional amounts with Landlord to be disbursed to TriTech as provided hereinabove.

     28.2 If TriTech does not substantially complete construction of the Leasehold Improvements by November 15, 1995 (such date to be extended by any Tenant Delay or Force Majeure Delay, as defined below), then Tenant may terminate this Lease, without penalty, upon fifteen (15) days prior written notice to Landlord, and Landlord shall return all Basic Monthly Rent and Security Deposit paid by Tenant to Landlord. Notwithstanding the foregoing, if Landlord substantially completes the Leasehold Improvements within said fifteen
(15) day notice period, then this Lease shall not so terminate and shall continue in full force and effect.

     28.3 "Tenant Delay" is defined as any delay in the construction of the Leasehold Improvements caused by Tenant's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: requiring changes to approved Space Plans; delay in selection of finishes; specification of a material, finish or installation which is unavailable or requires a lead time substantially exceeding that of comparable products; and, failure to cooperate with Landlord or government authorities having jurisdiction over the work. Notwithstanding the foregoing, Tenant Delay shall be excused to the extent caused by or aggravated by Landlord Delay or Force Majeure Delay.

     28.4 "Landlord Delay" is defined as any delay in the construction of the Leasehold Improvements caused by Landlord's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: requiring changes to the approved Space Plans; failure to cooperate with Tenant or government authorities having jurisdiction over the work; and, failure to timely make payments to Landlord's contractors or subcontractors. Notwithstanding the foregoing, Landlord Delay shall be excused to the extent caused by or aggravated by Landlord Delay or Force Majeure Delay.

     28.5 "Force Majeure Delay" is defined as any delay in the construction of the Leasehold Improvements resulting from an occurrence beyond the reasonable control of either Landlord or Tenant (or their respective employees, contractors or agents), including without limitation: an act of God or the elements of nature; fire or other casualty; war, riot, insurrection, or public disturbance; a black-out or other interruption of utility services; a strike or other labor disturbance (except to the extent caused by an illegal act of Landlord); changes in government codes or regulations, or the interpretation of same; the unavailability of government permits or approvals within the time customarily available; or a widespread shortage of materials or supplies.

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     28.6 In all cases in which a delay (or excuse from delay) is claimed, the party claiming delay (or excuse from delay) shall promptly notify the other party in writing of such claim, the date of onset of the delay, and the nature of the delay (or excuse from delay) upon discovering or receiving notice of a delay. If a party who is claimed to have caused a delay takes such action within one (1) business day to abate such delay, then no delay will be deemed to have accrued. In any event, no delay will be deemed to have accrued more than five (5) business days prior to receipt of such notice of delay.

             WHEREUPON, THE PARTIES HERETO HAVE EXECUTED THIS LEASE
                             ON THE DATES INDICATED


                                   PC411, INC.

     Date:  7/19/95                          By:     /s/illegible
          -----------                           ------------------------------

                                             Title:  President
                                                   ---------------------------

                                             By:
                                                ------------------------------

                                             Title:
                                                   ---------------------------



                             TRIZEC PROPERTIES, INC.


     Date:  7/25/95                          By:     /s/illegible
          ------------                          ------------------------------

                                             Title:  Asst. CEO
                                                   ---------------------------


                                             By:  /s/illegible
                                                ------------------------------

                                             Title:
                                                   ---------------------------